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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Pre-Effective Amendment No. 6 to Registration Statement on Form S-1 of our report dated February 24, 1998, relating to the financial statements and financial statement schedule of the predecessor companies to Intellesale.com, Inc. for the years ended December 31, 1996 and 1997, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ Rubin, Brown, Gornstein & Co. LLP

RUBIN, BROWN, GORNSTEIN & CO. LLP
St. Louis, Missouri
January 3, 2000